EXHIBIT 99.1
                                                                    ------------

Chattem, Inc. Reports Fiscal 2005 First Quarter Revenues and Profits; Revises Upwards Estimates for Fiscal Year

    CHATTANOOGA, Tenn.--(BUSINESS WIRE)--March 23, 2005--Chattem, Inc. (NASDAQ:CHTT), a leading marketer and manufacturer of branded consumer products, announced today record financial results for the fiscal first quarter ended February 28, 2005.

    1st Quarter Financial Results

    Total revenues for the quarter were $71.5 million, operating income before litigation settlement charges was $19.0 million and net income before litigation settlement charges was $10.5 million, representing increases of 17%, 26% and 55%, respectively, over the corresponding year-ago results. Earnings per share before litigation settlement charges for the fiscal 2005 first quarter were $.51, a 50% increase over the first quarter of fiscal 2004 earnings per share before debt extinguishment and litigation settlement charges.(1)
    As discussed in more detail below, during the quarter the Company took pre-tax charges pertaining to the settlement of litigation concerning its Dexatrim products of $2.8 million. After giving effect to these charges, Chattem's operating income was $16.3 million, its net income was $8.7 million and its earnings per share for the quarter were $.42.
    Chattem's earlier estimates for its first fiscal quarter were $66-68 million of total revenues and $.40-.42 earnings per share, before any charges.

    Sales by Product Category

    The strong increase in total revenues for the first fiscal quarter of 2005 versus the same period last year was led by Gold Bond(R), the topical analgesic franchise, Selsun Blue(R) and New Phase(R).
    Sales of Gold Bond products increased by 42% during the quarter, led by the lotion (up 70%), foot (up 52%), powder (up 23%) and cream (up 20%) lines of the business. The increase in the lotion business was driven by the continuing strength of Gold Bond Ultimate(R) Healing Lotion which remains one of the fastest growing products nationally in the hand and body lotion category. Gold Bond Foot enjoyed increased distribution of its Foot Cream product that was launched last year. Gold Bond Cream benefitted from off-season advertising while Gold Bond Powder sales were driven by the launch of Gold Bond Ultimate Comfort Powder.
    Sales of the Company's topical analgesic franchise grew 36% during the quarter, highlighted by Aspercreme(R) (up 53%), Icy Hot(R) (up 50%) and Capzasin(R) (up 10%). Aspercreme's increase in sales was driven by the launch of the Odor-Free Therapy Back and Body Patch, which enjoyed excellent retail distribution. Icy Hot continued to benefit from the launch in mid-2004 of the Icy Hot Medicated Sleeve and the effective on-going TV campaign featuring NBA super-star Shaquille O'Neal. Capzasin continued to benefit from continuing advertising and increased distribution.
    Selsun Blue's sales increased 6% over the corresponding year ago quarter, when the brand was already enjoying double digit sales increases. Selsun Blue also benefitted from a strong media plan.
    New Phase, the Company's menopausal supplement, increased in sales by 34% largely as the result of the introduction of New Phase Extra Strength.
    International total revenues increased 6% in the first fiscal quarter of 2005 principally due to strengthening sales of Selsun Blue in certain European and Middle Eastern countries.
    Somewhat offsetting these results were Pamprin(R) and Garlique(R), which experienced 12% and 7% decline in sales, respectively, from the corresponding year ago quarter.
    Domestic sales by product category for the first fiscal quarter of 2005 were as follows:


($ in millions)
                             '05             '04
                             1st             1st
Product Category        Fiscal Quarter  Fiscal Quarter   Diff.   % Chg
----------------------  --------------  --------------  -------  -----
Topical Analgesics              $21.4           $15.7     $5.7     36%
Medicated Skin Care              17.6            13.3      4.3     32
Medicated Dandruff
 Shampoo                          9.8             9.2      0.6      6
Dietary Supplements               8.7             8.5      0.2      2
Other                             8.1             8.8     (0.7)    (9)


    Margins, EBITDA and Certain Balance Sheet Items

    In the first fiscal quarter of 2005 Chattem once again enjoyed excellent margins. Gross margin based on total revenues was 71.7%, attributed to favorable product mix, purchasing and manufacturing efficiencies and ongoing cost savings programs. Advertising and promotion as a percentage of total revenues was 28.5%. Selling, general and administrative as a percentage of total revenues was 16.6%. All of these measures were within previously forecasted ranges.
    Earnings before interest, taxes, depreciation and amortization (EBITDA) excluding litigation settlement charges was $20.5 million for the first fiscal quarter, compared to $16.4 million in the corresponding year ago quarter, a 25% increase(2). The Company's EBITDA margin (EBITDA/total revenues) was a strong 29%.
    Days sales outstanding for the first fiscal quarter of 2005 were 51, unchanged from the first fiscal quarter of 2004. Inventories measured as days on hand were 98 compared to 94 at the end of the first quarter of the 2004 fiscal year, reflecting the timing of the launch of new products year-over-year.

    Dexatrim Litigation

    In the fourth quarter of fiscal 2004, Chattem recorded a litigation settlement charge of $11.3 million pre-tax ($7.6 million and $.37 per share, respectively, net of taxes) relating to its Dexatrim products. The Company does not expect to accrue any additional charges relative to the settlement costs of the PPA litigation except related to legal expenses. During its first fiscal quarter, the Company incurred and recorded $1.1 million of legal expenses relating to the PPA settlement. The Company will record future PPA related legal expenses in the period incurred as required by generally accepted accounting principles, and currently estimates these future expenses will be in the range of $2-3 million, and will be substantially completed in fiscal 2005.
    During the first quarter of fiscal 2005, the Company finalized settlements with respect to two lawsuits and three claims relating to alleged injuries caused by Dexatrim products containing ephedrine. After these settlements, there are two lawsuits currently pending against the Company related to Dexatrim containing ephedrine. The Company has recorded a charge of $1.7 million pre-tax ($1.1 million and $.06 per share, respectively, net of taxes) during its first fiscal quarter associated with ephedrine-related claims and legal expenses.

    Asset Disposition

    In a first quarter transaction, Chattem sold its Selsun business in certain countries in Africa and Asia to The Mentholatum Co., Inc. Chattem maintains its rights to Selsun in Australia, New Zealand and worldwide (except India). 2004 net sales in the divested territory were $1.3 million. The divested territory was not compatible with Chattem's strategic goals for the remainder of its international Selsun operations. The financial impact of the transacation was not material to Chattem. Terms of the transaction were undisclosed.

    Stock Repurchases

    The Company repurchased 102,500 of its shares during the first fiscal quarter of 2005 at an average cost per share of $34.28. A total of $28.4 million remained available under the Company's previously announced $30 million board stock repurchase authorization at the end of the first fiscal quarter of 2005. Since the end of the first quarter Chattem has repurchased an additional 115,800 of its shares at an average cost per share of $36.45.

    Revised 2005 Outlook

    For the balance of the 2005 fiscal year, Chattem now expects to report results in the following ranges:



(in millions, except per share data)

----------------------------------------------------------------------
                   Q1A      Q2E       Q3E       Q4E        FY '05E
----------------------------------------------------------------------
Total Revenues    $71.5    $72-74    $68-70    $62-64  $273.5 - 279.5
----------------------------------------------------------------------
EPS (as adjusted)  $.51  $.55-.57  $.52-.54  $.38-.40    $1.95 - 2.01
----------------------------------------------------------------------


    All actual results and estimates are prior to any litigation settlement charges and any unusual or non-recurring items which might be recorded during the year. Full fiscal year results may not equal the sum of quarterly projections due to rounding and, in the case of EPS, variations in share count. These estimates constitute forward looking statements and are subject to a number of risks, uncertainties and assumptions, including those described below and in the Company's filings with the Securities and Exchange Commission.

    Forward Looking Statements

    Statements in this press release which are not historical facts, including, without limitation, revised financial guidance for fiscal 2005, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially from those expressed or projected.

    Webcast

    Chattem will provide an online Web simulcast and rebroadcast of its first fiscal quarter 2005 conference call. The live broadcast of the call will be available online at www.chattem.com and www.streetevents.com on Thursday, March 24, 2005 beginning at 8:30 a.m. EDT. The online replay will follow shortly after the call and be available through March 28, 2005. Please note Webcast requires Windows Media Player.

    (1) See the reconciliation of operating income, net income and earnings per share excluding debt extinguishment and litigation settlement charges in Chattem's unaudited consolidated statements of income attached hereto.

    (2) As used hereinafter, EBITDA excludes litigation settlement charges. A reconciliation of EBITDA to net income for the first fiscal quarter of 2005 is provided in Chattem's unaudited consolidated statements of income attached hereto.


                            CHATTEM, INC.
                  CONSOLIDATED STATEMENTS OF INCOME
               (In thousands, except per share amounts)
                             (Unaudited)

                                            For the Three Months Ended
                                            --------------------------
                                            February 28, February 29,
                                                2005          2004
                                            ------------ -------------

REVENUES:
  Net sales                                     $71,480       $60,927
  Royalties                                          51           310
                                            ------------ -------------
    Total revenues                               71,531        61,237

COSTS AND EXPENSES:
  Cost of sales                                  20,260        16,952
  Advertising and promotion                      20,351        18,532
  Selling, general and administrative            11,884        10,635
  Litigation settlement                           2,755           194
                                            ------------ -------------
    Total costs and expenses                     55,250        46,313
                                            ------------ -------------

INCOME FROM OPERATIONS                           16,281        14,924
                                            ------------ -------------

OTHER INCOME (EXPENSE):
  Interest expense                               (3,495)       (4,755)
  Investment and other income, net                  147            45
  Loss on early extinguishment of debt                -       (11,309)
                                            ------------ -------------
    Total other income (expense)                 (3,348)      (16,019)
                                            ------------ -------------

INCOME (LOSS) BEFORE INCOME TAXES                12,933        (1,095)

PROVISION FOR (BENEFIT FROM) INCOME TAXES         4,268          (383)
                                            ------------ -------------

NET INCOME (LOSS)                                $8,665         $(712)
                                            ============ =============


DILUTED SHARES OUTSTANDING                       20,489        19,881
                                            ============ =============


NET INCOME (LOSS) PER COMMON SHARE
 (DILUTED)                                        $0.42        $(0.04)
                                            ============ =============

----------------------------------------------------------------------

INCOME FROM OPERATIONS  (EXCLUDING LITIGATION SETTLEMENT CHARGES):

Income from operations                          $16,281       $14,924
Litigation settlement charges                     2,755           194
                                            ------------ -------------
Income from operations (excluding
 litigation settlement charges)                 $19,036       $15,118
                                            ============ =============

----------------------------------------------------------------------

NET INCOME(LOSS) (EXCLUDING DEBT EXTINGUISHMENT AND LITIGATION
 SETTLEMENT CHARGES) PER COMMON SHARE (DILUTED):

Net income (loss)                                $8,665         $(712)
Add:
  Loss on early extinguishment of debt                -        11,309
  Litigation settlement charges                   2,755           194
  Benefit from income taxes                        (909)       (4,026)
                                            ------------ -------------
Net income (excluding debt extinguishment
 and litigation settlement charges)             $10,511        $6,765
                                            ============ =============

Net income (excluding debt extinguishment
 and litigation settlement charges) per
 common share (diluted)                           $0.51         $0.34
                                            ============ =============

----------------------------------------------------------------------

EBITDA RECONCILIATION (EXCLUDING LITIGATION SETTLEMENT CHARGES):

Net income (loss)                                $8,665         $(712)
Add:
  Provision for (benefit from) income taxes       4,268          (383)
  Interest expense, net (includes loss on
   early extinguishment of debt)                  3,348        16,019
  Depreciation and amortization less
   amounts included in interest                   1,434         1,268
                                            ------------ -------------
EBITDA                                          $17,715       $16,192
                                            ------------ -------------
  Litigation settlement charges                   2,755           194
                                            ------------ -------------
EBITDA (excluding litigation settlement
 charges)                                       $20,470       $16,386
                                            ------------ -------------

Depreciation & amortization                      $1,624        $1,537
Capital expenditures                               $456          $491

----------------------------------------------------------------------

MARGIN DATA:

EBITDA margin (EBITDA (excluding litigation
 settlement charges)/total revenues)               28.6%         26.8%

Net income margin (net income/total
 revenues)                                         12.1%         -1.2%

Net income (excluding debt extinguishment
 and litigation settlement charges) margin
 (net income (excluding debt extinguishment
 and litigation settlement charges)/total
 revenues)                                         14.7%         11.0%

----------------------------------------------------------------------

                                            February 28, February 29,
                                                2005          2004
                                            ------------ -------------
BALANCE SHEET DATA:

  Cash and cash equivalents                     $43,539       $29,283
  Restricted cash                                    $-       $32,227
  Accounts receivable, net                      $40,810       $34,586
  Inventories                                   $21,976       $17,568
  Accounts payable                              $16,303       $11,746

  Called subordinated debt                           $-       $30,028
  Senior bank debt                                    -        25,000
  Subordinated debt                             200,000       200,000
                                            ------------ -------------
    Total debt                                 $200,000      $255,028
                                            ============ =============

Shareholders' equity                           $112,974       $97,613
Total assets                                   $381,577      $409,041

----------------------------------------------------------------------

    Statements in this press release which are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially from those expressed or projected.


    CONTACT: Chattem, Inc., Chattanooga
             Earnings Release:
             Alec Taylor, 423-821-2037, ext. 3281
             or
             Rick Moss, 423-821-2037, ext. 3278
             or
             Investor Relations:
             Catherine Baker, 423-821-2037 ext. 3209